                               EXHIBIT NUMBER 2.1

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                              F.N.B. CORPORATION,

                               LAMBDA CORPORATION

                                      AND

                             SOUTHWEST BANKS, INC.


                          Dated as of February 2, 1996

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                              ----
Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . .   1

Preamble  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . .   1

ARTICLE 1 - TRANSACTIONS AND TERMS OF MERGER  . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . . .   2

     1.1         Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . .   2
     1.2         Time and Place of Closing  . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . .   2
     1.3         Effective Time . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . . . .   2
     1.4         Execution of Stock Option Agreement  . . . . . .. . . . . . . . . . . . . . . . . . . . . . .   3

ARTICLE 2 - TERMS OF MERGER . . . . . . . . . . . . . . .. . . . . . . . . . . . . . . . . . . . . . . . . . .   3

     2.1         Charter  . . . . . . . . . . . .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     2.2         Bylaws . . . . . . . . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     2.3         FNB Board of Direct . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

ARTICLE 3 - MANNER OF CONVERTING SHARES . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . .   3

     3.1         Conversion of Shares . . . . . . . . . . . . . . . . . . . .. . . . . . . . . . . . . . . . .   3
     3.2         Anti-Dilution Provisions . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . . . . .   4
     3.3         Shares Held by Southwest or FNB  . . . . . . .. . . . . . . . . . . . . . . . . . . . . . . .   4
     3.4         Fractional Shares  . . . . . . . . . . . . . .. . . . . . . . . . . . . . . . . . . . . . . .   4
     3.5         Conversion of Stock Options  . . . . .  . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

ARTICLE 4 - EXCHANGE OF SHARES  . . . . . . . . . . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

     4.1         Exchange Procedures  . . . . . . . . .  . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     4.2         Rights of Former Southwest Shareholders  . . . . . . . . .. . . . . . . . . . . . . . . . . .   7

ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF SOUTHWEST . . . . .  . . . . . . . . . . . . . . . . . . . . . .   8

     5.1         Organization, Standing, and Power  . . . . . . . .. . . . . . . . . . . . . . . . . . . . . .   8
     5.2         Authority; No Breach By Agreement  . . . . . . . . . .  . . . . . . . . . . . . . . . . . . .   8
     5.3         Capital Stock  . . . . . . . . . . . . . . . . .. . . . . . . . . . . . . . . . . . . . . . .   9
     5.4         Southwest Subsidiaries . . . . . . . . . . . . . . . . . . .. . . . . . . . . . . . . . . . .  10
     5.5         SEC Filings; Financial Statements  . . . . . . . . . . .  . . . . . . . . . . . . . . . . . .  11
     5.6         Absence of Certain Changes or Events . . . . . . . . . . . . .  . . . . . . . . . . . . . . .  12
     5.7         Tax Matters  . . . . . . . . . . . . . . . . . . . . .. . . . . . . . . . . . . . . . . . . .  12
     5.8         Assets . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . . . . .  14
     5.9         Environmental Matters  . . . . . . . . . . . .. . . . . . . . . . . . . . . . . . . . . . . .  14
     5.10        Compliance With Laws . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . . . . . . . .  15
     5.11        Labor Relations  . . . . . . . . . . . . . . . . . . .. . . . . . . . . . . . . . . . . . . .  16
     5.12        Employee Benefit Plans . . . . . . . . . . .. . . . . . . . . . . . . . . . . . . . . . . . .  16
     5.13        Material Contracts . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . . . . . . . .  19

                                                                                                                PAGE
                                                                                                                ----
     5.14        Legal Proceedings  . . . . . . . . . . . . . . . . . . . . . . .  . .  . . . . . . . . . . . . .  20
     5.15        Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
     5.16        Statements True and Correct  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
     5.17        Accounting, Tax and Regulatory Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
     5.18        State Takeover Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
     5.19        Charter Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
     5.20        Derivatives Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

ARTICLE 6 - REPRESENTATIONS AND WARRANTIES OF FNB.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

     6.1         Organization, Standing, and Power  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
     6.2         Authority; No Breach By Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
     6.3         Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
     6.4         SEC Filings; Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
     6.5         Absence of Certain Changes or Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
     6.6         Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
     6.7         Compliance With Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
     6.8         Legal Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
     6.9         Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
     6.10        Statements True and Correct  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
     6.11        Accounting, Tax and Regulatory Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
     6.12        Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
     6.13        Derivatives Contracts  . . . . . . . . . . . . ..  . . . . . . . . . . . . . . . . . . . . . . .  28

ARTICLE 7 - CONDUCT OF BUSINESS PENDING CONSUMMATION  . . . . . .   . . . . . . . . . . . . . . . . . . . . . . .  29

     7.1         Affirmative Covenants of Southwest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
     7.2         Negative Covenants of Southwest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
     7.3         Covenants of FNB . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
     7.4         Adverse Changes in Condition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
     7.5         Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

ARTICLE 8 - ADDITIONAL AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

     8.1         Registration Statement; Proxy Statement;
                   Shareholder Approval . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
     8.2         Exchange Listing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
     8.3         Applications . . . . . . . . . . . . . . . . . . . . . . . . . ... . . . . . . . . . . . . . . .  34
     8.4         Filings with State Offices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
     8.5         Agreement as to Efforts to Consummate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
     8.6         Investigation and Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
     8.7         Press Releases . . . . . . . . . . . . . . . .   . . . . . . . . . . . . . . . . . . . . . . . .  35
     8.8         Certain Actions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
     8.9         Accounting and Tax Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
     8.10        State Takeover Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
     8.11        Charter Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
     8.12        Agreement of Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
     8.13        Employee Benefits and Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
     8.14        Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38


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
                                                                                                                     PAGE
                                                                                                                     ----
 ARTICLE 9 - CONDITIONS PRECEDENT TO OBLIGATIONS TO
     CONSUMMATE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

     9.1         Conditions to Obligations of Each Party  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
     9.2         Conditions to Obligations of FNB . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
     9.3         Conditions to Obligations of Southwest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

ARTICLE 10 - TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

     10.1        Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
     10.2        Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
     10.3        Non-Survival of Representations and Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

ARTICLE 11 - MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

     11.1        Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
     11.2        Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
     11.3        Brokers and Finders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
     11.4        Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
     11.5        Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
     11.6        Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
     11.7        Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
     11.8        Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
     11.9        Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
     11.10       Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
     11.11       Captions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
     11.12       Interpretations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
     11.13       Enforcement of Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
     11.14       Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61

Signatures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61

                                LIST OF EXHIBITS


EXHIBIT NUMBER                    DESCRIPTION
--------------                    -----------
       1.                         Form of Stock Option Agreement.  (Section 1.4).

       2.                         Form of agreement of affiliates of Southwest.  (Section 8.12).

                          AGREEMENT AND PLAN OF MERGER


                 THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of February 2, 1996, by and among F.N.B. CORPORATION ("FNB"), a Pennsylvania corporation having its principal office located in Hermitage, Pennsylvania; LAMBDA CORPORATION, a newly incorporated Florida corporation and a wholly-owned subsidiary of FNB ("Merger Sub"); and SOUTHWEST BANKS, INC. ("Southwest"), a Florida corporation having its principal office located in Naples, Florida.


                                    PREAMBLE

                 The Boards of Directors of Southwest and FNB are of the opinion that the strategic affiliation described herein is in the best interests of the parties and their respective shareholders. This Agreement provides for the acquisition of Southwest by FNB pursuant to the merger of Merger Sub with and into Southwest. At the effective time of such merger, the outstanding shares of the capital stock of Southwest shall be converted into the right to receive shares of the common stock of FNB (except as provided herein). As a result, shareholders of Southwest shall become shareholders of FNB. Further, it is the current intention of FNB, subsequent to the effective time of this strategic affiliation, to retain the management team of Southwest with the authority and responsibility for operating Southwest and its subsidiaries in substantially same manner and fashion as historically operated by such management team. The transactions described in this Agreement are subject to the approvals of the shareholders of Southwest, the Board of Governors of the Federal Reserve System, the Florida Department of Banking and Finance, and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the Merger (as hereinafter defined) for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code, and for accounting purposes shall qualify for treatment as a pooling of interests.

                 Immediately after the execution and delivery of this Agreement, as a condition and inducement to FNB's willingness to enter into this Agreement, Southwest and FNB are entering into a stock option agreement (the "Stock Option Agreement"), in substantially the form of Exhibit 1, pursuant to which Southwest is granting to FNB an option to purchase shares of Southwest Common Stock.

                  Certain terms used in this Agreement are defined in Section
11.1 of this Agreement.

                 NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the parties agree as follows:


                                   ARTICLE 1
                        TRANSACTIONS AND TERMS OF MERGER

                 1.1 MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time, Merger Sub shall be merged with and into Southwest in accordance with the provisions of the FBCA (the "Merger"). Southwest shall be the Surviving Corporation resulting from the Merger and shall continue to be governed by the Laws of the State of Florida. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of Southwest, Merger Sub and FNB.

                 1.2 TIME AND PLACE OF CLOSING. The closing will take place at 9:00 A.M. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:00 A.M.), or at such other time as the Parties, acting through their chief executive officers or chief financial officers, may mutually agree. The place of closing shall be at such location as may be mutually agreed upon by the Parties.

                 1.3 EFFECTIVE TIME. The Merger and other transactions contemplated by this Agreement shall become effective on the date and at the time the Florida Certificate of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Florida (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on or before the fifth business day (as designated by FNB) following the last to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, and (ii) the date on which the shareholders of Southwest approve this Agreement to the extent such approval is required by applicable Law; provided, however, that in no event shall the Effective Time occur prior to January 1, 1997, unless FNB determines in its sole discretion to permit the Effective Time to occur prior to January 1, 1997, but not earlier than December 16, 1996.

                 1.4 EXECUTION OF STOCK OPTION AGREEMENT. Immediately after the execution of this Agreement and as a condition thereto, Southwest is executing and delivering to FNB the Stock Option Agreement.


                                   ARTICLE 2
                                TERMS OF MERGER

                 2.1 CHARTER. The Articles of Incorporation of Southwest in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until otherwise amended or repealed.

                 2.2 BYLAWS. The Bylaws of Southwest in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until otherwise amended or repealed.

                 2.3 FNB BOARD OF DIRECTORS. Following the Effective Time, the number of members of the FNB Board of Directors shall be increased by three, and three of the then current directors of Southwest shall be nominated by the FNB Board of Directors and elected to such Board.


                                   ARTICLE 3
                          MANNER OF CONVERTING SHARES

                 3.1  CONVERSION OF SHARES.  Subject to the provisions of this
Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of FNB, Merger Sub or Southwest, or the shareholders of any of the foregoing, the shares of the constituent corporations shall be converted as follows:

                       (a) Each share of FNB Capital Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

                       (b) Each share of common stock of the Merger Sub issued and outstanding immediately prior to the Effective Time shall become and be converted into one share of Southwest Common Stock and shall remain issued and outstanding.

                       (c) Each share of Southwest Common Stock (excluding shares held by any Southwest Company or any FNB Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted) issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged for 0.78 shares of FNB Common Stock (subject to possible adjustment pursuant to Section 10.1(g) of this Agreement, the "Exchange Ratio").

                 3.2 ANTI-DILUTION PROVISIONS. In the event FNB changes the number of shares of FNB Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

                 3.3 SHARES HELD BY SOUTHWEST OR FNB. Each of the shares of Southwest Common Stock held by any Southwest Company or by any FNB Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

                 3.4 FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, each holder of shares of Southwest Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of FNB Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of FNB Common Stock multiplied by the market value of one share of FNB Common Stock at the Effective Time. The market value of one share of FNB Common Stock at the Effective Time shall be the average of the high bid and low asked prices of such common stock in the over-the-counter market, as reported by Nasdaq (or, if not reported thereby, any other authoritative source selected by FNB) on the last trading day preceding the Effective Time. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.

                 3.5  CONVERSION OF STOCK OPTIONS.

                       (a) At the Effective Time, each option, warrant or other right to purchase shares of Southwest Common Stock pursuant to outstanding stock options, warrant agreements or stock appreciation rights ("Southwest Options") granted by Southwest under the Southwest Stock Plans identified in Section 3.5 of the Southwest Disclosure Memorandum, which are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become rights with respect to FNB Common Stock, and FNB shall assume each Southwest Option, in accordance with the terms of the Southwest Stock Plan, stock option agreement or warrant agreement by which it is evidenced, except that from and after the Effective Time, (i) FNB and its Compensation Committee shall be substituted for Southwest and the Compensation Committee of Southwest's Board of Directors (including, if applicable, the entire Board of Directors of Southwest) administering such Southwest Stock Plan, (ii) each Southwest Option assumed by FNB may be exercised solely for shares of FNB Common Stock (or cash in the case of stock appreciation rights),
(iii) the number of shares of FNB Common Stock subject to such Southwest Option shall be equal to the number of shares of Southwest Common Stock subject to such Southwest Option immediately prior to the Effective Time multiplied by the Exchange Ratio, and (iv) the per share exercise price under each such Southwest Option shall be adjusted by dividing the per share exercise price under each such Southwest Option by the Exchange Ratio and rounding down to the nearest cent. Notwithstanding the provisions of clause (iii) of the preceding sentence, FNB shall not be obligated to issue any fraction of a share of FNB Common Stock upon exercise of Southwest Options and any fraction of a share of FNB Common Stock that otherwise would be subject to a converted Southwest Option shall represent the right to receive a cash payment equal to the product of such fraction and the difference between the market value of one share of FNB Common Stock and the per share exercise price of such Option. In addition, notwithstanding the provisions of clauses (iii) and (iv) of the first sentence of this Section 3.5, each Southwest Option which is an "incentive stock option" shall be adjusted as required by Section 424 of the Internal Revenue Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension, or renewal of the option within the meaning of Section 424(h) of the Internal Revenue Code. Southwest agrees to take all necessary steps to effectuate the foregoing provisions of this Section 3.5.

                       (b) As soon as practicable after the Effective Time, FNB shall deliver to the participants in each Southwest Stock Plan an appropriate notice setting forth such participant's rights pursuant thereto and the grants pursuant to such Southwest Stock Plan shall continue in effect on the same terms and conditions (subject to the adjustments required by Section 3.5(a) after giving effect to the Merger), and FNB shall comply with the terms of each Southwest Stock Plan to ensure, to the extent required by, and subject to the provisions of, such Southwest Stock Plan, that Southwest Options which qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options after the Effective Time.

At or prior to the Effective Time, FNB shall take all corporate action necessary to reserve for issuance sufficient shares of FNB Common Stock for delivery upon exercise of Southwest Options assumed by it in accordance with this Section 3.5. As soon as practicable after the Effective Time, FNB shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of FNB Common Stock subject to such options and shall use its reasonable efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under
Section 16(a) of the 1934 Act, where applicable, FNB shall administer the Southwest Stock Plan assumed pursuant to this Section 3.5 in a manner that complies with Rule 16b-3 promulgated under the 1934 Act to the extent the Southwest Stock Plan complied with such rule prior to the Merger.

                       (c) All restrictions or limitations on transfer with respect to Southwest Common Stock awarded under the Southwest Stock Plans or any other plan, program, or arrangement of any Southwest Company, to the extent that such restrictions or limitations shall not have already lapsed, and except as otherwise expressly provided in such plan, program, or arrangement, shall remain in full force and effect with respect to shares of FNB Common Stock into which such restricted stock is converted pursuant to Section 3.1 of this Agreement.


                                   ARTICLE 4
                               EXCHANGE OF SHARES

                 4.1 EXCHANGE PROCEDURES. Promptly after the Effective Time, FNB and Southwest shall cause the exchange agent selected by FNB (the "Exchange Agent") to mail to the former shareholders of Southwest appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of Southwest Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). After the Effective Time, each holder of shares of Southwest Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Agreement) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall upon surrender thereof promptly receive in exchange therefor the consideration provided in Section 3.1 of this Agreement, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 4.2 of this Agreement.
To the extent required by Section 3.4 of this Agreement, each holder of shares of Southwest Common Stock issued and outstanding at the Effective Time also shall receive, upon surrender of the certificate or certificates representing such shares, cash in lieu of any fractional share of FNB Common Stock to which such holder may be otherwise entitled (without interest). FNB shall not be obligated to deliver the consideration to which any former holder of Southwest Common Stock is entitled as a result of the Merger until such holder surrenders such holder's certificate or certificates representing the shares of Southwest Common Stock for exchange as provided in this Section 4.1. The certificate or certificates of Southwest Common Stock so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Agreement notwithstanding, neither FNB nor the Exchange Agent shall be liable to a holder of Southwest Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law.

                 4.2 RIGHTS OF FORMER SOUTHWEST SHAREHOLDERS. At the Effective Time, the stock transfer books of Southwest shall be closed as to holders of Southwest Common Stock immediately prior to the Effective Time and no transfer of Southwest Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1 of this Agreement, each certificate theretofore representing shares of Southwest Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1 and 3.4 of this Agreement in exchange therefor, subject, however, to FNB's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by Southwest in respect of such shares of Southwest Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. Whenever a dividend or other distribution is declared by FNB on the FNB Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Agreement, but beginning 30 days after the Effective Time no dividend or other distribution payable to the holders of record of FNB Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of Southwest Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in Section 4.1 of this Agreement. However, upon surrender of such Southwest Common Stock certificate, both the

FNB Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered dividends and cash payments to be paid for fractional share interests (without interest) shall be delivered and paid with respect to each share represented by such certificate.


                                   ARTICLE 5
                  REPRESENTATIONS AND WARRANTIES OF SOUTHWEST

                 Southwest hereby represents and warrants to FNB as follows:

                 5.1 ORGANIZATION, STANDING, AND POWER. Southwest is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Florida, and has the corporate power and authority to carry on its business as now conducted and to own, lease, and operate its material Assets. Southwest is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Southwest.

                 5.2  AUTHORITY; NO BREACH BY AGREEMENT.

                       (a) Southwest has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Southwest, subject to the approval of this Agreement by the holders of a majority of the outstanding shares of Southwest Common Stock other than those shares beneficially owned by FNB, which is the only shareholder vote required for approval of this Agreement and consummation of the Merger by Southwest. Subject to such requisite shareholder approval, this Agreement represents a legal, valid, and binding obligation of Southwest, enforceable against Southwest in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought). The Southwest Board of Directors has received from The Robinson-Humphrey Company, Inc. a letter dated as of the date of this Agreement to the effect that, in the opinion of such firm, the Exchange Ratio is fair, from a financial point of view, to the holders of Southwest Common Stock.

                       (b) Neither the execution and delivery of this Agreement by Southwest, nor the consummation by Southwest of the transactions contemplated hereby, nor compliance by Southwest with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Southwest's Articles of Incorporation or Bylaws, or, (ii) except as disclosed in Section 5.2(b)(ii) of the Southwest Disclosure Memorandum, constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Southwest Company under, any Contract or Permit of any Southwest Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Southwest, or, (iii) subject to receipt of the requisite Consents referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any Southwest Company or any of their respective material Assets.

                       (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Southwest, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Southwest of the Merger and the other transactions contemplated in this Agreement.

                 5.3  CAPITAL STOCK.

                       (a) The authorized capital stock of Southwest consists of (i) 25,000,000 shares of Southwest Common Stock, of which 3,654,089 shares are issued and outstanding as of the date of this Agreement and not more than 4,000,855 shares will be issued and outstanding at the Effective Time, and
(ii) 100,000 shares of preferred stock, par value $0.10 per share, none of which is issued and outstanding. All of the issued and outstanding shares of capital stock of Southwest are duly and validly issued and outstanding and are fully paid and nonassessable under the FBCA. None of the outstanding shares of capital stock of Southwest has been issued in violation of any preemptive rights of the current or past shareholders of Southwest. Southwest has reserved 651,194 shares of Southwest Common Stock for issuance under the Southwest Stock Plans, pursuant to which options and warrants to purchase not more than 452,930 shares of Southwest Common Stock are outstanding.

                       (b) Except as set forth in Section 5.3(a) of this Agreement, or as provided pursuant to the Stock Option Agreement, there are no shares of capital stock or other equity securities of Southwest outstanding and no outstanding Rights relating to the capital stock of Southwest.

                 5.4  SOUTHWEST SUBSIDIARIES.  Southwest has disclosed in
Section 5.4 of the Southwest Disclosure Memorandum all of the Southwest Subsidiaries as of the date of this Agreement. Except as disclosed in Section
5.4 of the Southwest Disclosure Memorandum, Southwest or one of its Subsidiaries owns all of the issued and outstanding shares of capital stock of each Southwest Subsidiary. No equity securities of any Southwest Subsidiary are or may become required to be issued (other than to another Southwest Company) by reason of any Rights, and there are no Contracts by which any Southwest Subsidiary is bound to issue (other than to another Southwest Company) additional shares of its capital stock or Rights or by which any Southwest Company is or may be bound to transfer any shares of the capital stock of any Southwest Subsidiary (other than to another Southwest Company). There are no Contracts relating to the rights of any Southwest Company to vote or to dispose of any shares of the capital stock of any Southwest Subsidiary. All of the shares of capital stock of each Southwest Subsidiary held by a Southwest Company are fully paid and nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the Southwest Company free and clear of any Lien. Each Southwest Subsidiary is either a bank or a corporation, and is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each Southwest Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Southwest. Each Southwest Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits in which are insured by the Bank Insurance Fund.

                 5.5  SEC FILINGS; FINANCIAL STATEMENTS.

                       (a) Southwest has filed and made available to FNB all forms, reports, and documents required to be filed by Southwest with the SEC since December 31, 1992 (collectively, the "Southwest SEC Reports"). The Southwest SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Southwest SEC Reports or necessary in order to make the statements in such Southwest SEC Reports, in light of the circumstances under which they were made, not misleading. Except for Southwest Subsidiaries that are registered as a broker, dealer or investment advisor, none of Southwest's Subsidiaries is required to file any forms, reports, or other documents with the SEC. Southwest has made available to FNB a copy of the balance sheets and the related consolidated statements of income, consolidated statement of changes in shareholders' equity (including related notes and schedules) of its subsidiary banks as of and for the period ended December 31, 1995 and any draft consolidated statements or earnings releases for Southwest and its consolidated subsidiaries as of and for the period ended December 31, 1995 that have been prepared by Southwest as of the date of this Agreement.

                       (b) Each of the Southwest Financial Statements (including, in each case, any related notes) contained in the Southwest SEC Reports, including any Southwest SEC Reports filed after the date of this Agreement until the Effective Time, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements, or, in the case of unaudited statements, as permitted by Form 10-QSB of the SEC), and fairly presented the consolidated financial position of Southwest and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

                 5.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since September 30, 1995, except as disclosed in Section 5.6 of the Southwest Disclosure Memorandum, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Southwest, and (ii) the Southwest Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of Southwest provided in Article 7 of this Agreement.

                 5.7  TAX MATTERS.

                       (a) All Tax Returns required to be filed by or on behalf of any of the Southwest Companies have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1995, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on Southwest, and all Tax Returns filed are complete and accurate in all material respects to the Knowledge of Southwest. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on Southwest, except as reserved against in the Southwest Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 5.7 of the Southwest Disclosure Memorandum. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

                       (b) Except as disclosed in Section 5.7 of the Southwest Disclosure Memorandum, none of the Southwest Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect.

                       (c) Adequate provision for any Taxes due or to become due for any of the Southwest Companies for the period or periods through and including the date of the respective Southwest Financial Statements has been made and is reflected on such Southwest Financial Statements, except as disclosed in Section 5.7 of the Southwest Disclosure Memorandum.

                       (d) Deferred Taxes of the Southwest Companies have been adequately provided for in the Southwest Financial Statements.

                       (e) Each of the Southwest Companies is in compliance with, and its records contain all information and documents (including properly completed Internal Revenue Service Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under
Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Southwest.

                       (f) Except as disclosed in Section 5.7 of the Southwest Disclosure Memorandum, none of the Southwest Companies has made any payments, is obligated to make any payments, or is a party to any contract, agreement, or other arrangement that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Internal Revenue Code.

                       (g) There are no Liens with respect to Taxes upon any of the assets of the Southwest Companies.

                       (h) There has not been an ownership change, as defined in Internal Revenue Code Section 382(g), of the Southwest Companies that occurred during or after any Taxable Period in which the Southwest Companies incurred a net operating loss that carries over to any Taxable Period ending after December 31, 1994.

                       (i) No Southwest Company has filed any consent under Section 341(f) of the Internal Revenue Code concerning collapsible corporation.

                       (j) All material elections with respect to Taxes affecting the Southwest Companies as of the date of this Agreement have been or will be timely made as set forth in Section 5.7 of the Southwest Disclosure Memorandum. After the date hereof, other than as set forth in Section 5.7 of the Southwest Disclosure Memorandum, no election with respect to

Taxes will be made without the prior written consent of FNB, which consent will not be unreasonably withheld.

                       (k) No Southwest Company has or has had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States and such foreign country.

                 5.8 ASSETS. Except as disclosed in Section 5.8 of the Southwest Disclosure Memorandum, the Southwest Companies have good and marketable title, free and clear of all Liens, to all of their respective Assets. All tangible properties used in the businesses of the Southwest Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with Southwest's past practices. All Assets which are material to Southwest's business on a consolidated basis, held under leases or subleases by any of the Southwest Companies, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. The Southwest Companies currently maintain insurance in amounts, scope, and coverage as disclosed in
Section 5.8 of the Southwest Disclosure Memorandum. None of the Southwest Companies has received written notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. Except as disclosed in Section 5.8 of the Southwest Disclosure Memorandum, there are presently no claims pending under such policies of insurance and no notices have been given by any Southwest Company under such policies. The Assets of the Southwest Companies include all Assets required to operate the business of the Southwest Companies as presently conducted.

                 5.9   ENVIRONMENTAL MATTERS.

                       (a) To the Knowledge of Southwest, except as disclosed in Section 5.9 of the Southwest Disclosure Memorandum, each Southwest Company, its Participation Facilities, and its Loan Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Southwest.

                       (b) Except as disclosed in Section 5.9 of the Southwest Disclosure Memorandum, to the Knowledge of Southwest, there is no Litigation pending or threatened before any court, governmental agency, or authority or other forum in which any Southwest Company or any of its Loan Properties or Participation Facilities (or any Southwest Company in respect of any such Loan Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving any of its Loan Properties or Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Southwest.

                       (c) To the Knowledge of Southwest, except as disclosed in Section 5.9 of the Southwest Disclosure Memorandum, there is no reasonable basis for any Litigation of a type described above in subsection
(b), except such as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Southwest.

                       (d) To the Knowledge of Southwest, except as disclosed in Section 5.9 of the Southwest Disclosure Memorandum, there have been no releases of Hazardous Material in, on, under, or affecting any Participation Facility or Loan Property of a Southwest Company, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Southwest.

                 5.10 COMPLIANCE WITH LAWS. Southwest is duly registered as a bank holding company under the BHC Act. Each Southwest Company has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Southwest, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Southwest. None of the Southwest Companies:

                       (a) is in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Southwest; and

                       (b) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Southwest Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Southwest, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Southwest, or (iii) requiring any Southwest Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

                 5.11 LABOR RELATIONS. No Southwest Company is the subject of any Litigation asserting that it or any other Southwest Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other Southwest Company to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving any Southwest Company, pending or threatened, or to the Knowledge of Southwest, is there any activity involving any Southwest Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

                 5.12  EMPLOYEE BENEFIT PLANS.

                       (a) Southwest has disclosed in Section 5.12 of the Southwest Disclosure Memorandum, and has delivered or made available to FNB prior to the execution of this Agreement copies in each case of, all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" (as that term is defined in Section 3(3) of ERISA), currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any Southwest Company or ERISA Affiliate (as defined below) thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "Southwest Benefit Plans"). Any of the Southwest Benefit Plans which is an "employee pension benefit plan" (as that term is defined in Section 3(2) of ERISA), is referred to herein as a "Southwest ERISA Plan." Each Southwest ERISA Plan which is also a "defined benefit plan" (as defined in Section 4140) of the Internal Revenue Code) is referred to herein as a "Southwest Pension Plan." No Southwest Pension Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA.

                       (b) Except as disclosed in Section 5.12 of the Southwest Disclosure Memorandum, all Southwest Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Southwest, and each Southwest ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and Southwest is not aware of any circumstances likely to result in revocation of any such favorable determination letter. Except as disclosed in Section 5.12 of the Southwest Disclosure Memorandum, to the Knowledge of Southwest, no Southwest Company has engaged in a transaction with respect to any Southwest Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any Southwest Company to a Tax imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Southwest.

                       (c) Except as disclosed in Section 5.12 of the Southwest Disclosure Memorandum, no Southwest Pension Plan has any "unfunded current liability" (as that term is defined in Section 302(d)(8)(A) of ERISA) and the fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements. Except as disclosed in
Section 5.12 of the Southwest Disclosure Memorandum, since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of any Southwest Pension Plan, (ii) no change in the actuarial assumptions with respect to any Southwest Pension Plan, and (iii) no increase in benefits under any Southwest Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on

Southwest or materially adversely affect the funding status of any such plan. Neither any Southwest Pension Plan nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any Southwest Company, or the single-employer plan of any entity which is considered one employer with Southwest under Section 4001 of ERISA or Section 414 of the Internal Revenue Code or Section 302 of ERISA (whether or not waived) (an "ERISA Affiliate") has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA, which is reasonably likely to have a Material Adverse Effect on Southwest. No Southwest Company has provided, or is required to provide, security to a Southwest Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Internal Revenue Code.

                       (d) Within the six-year period preceding the Effective Time, no Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by any Southwest Company with respect to any ongoing, frozen, or terminated single-employer plan or the single-employer plan of any ERISA Affiliate, which Liability is reasonably likely to have a Material Adverse Effect on Southwest. No Southwest Company has incurred any withdrawal Liability with respect to a multiemployer plan under Subtitle B of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate), which Liability is reasonably likely to have a Material Adverse Effect on Southwest. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Southwest Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof

                       (e) Except as disclosed in Section 5.12 of the Southwest Disclosure Memorandum, no Southwest Company has any Liability for retiree health and life benefits under any of the Southwest Benefit Plans and there are no restrictions on the rights of such Southwest Company to amend or terminate any such plan without incurring any Liability thereunder, which Liability is reasonably likely to have a Material Adverse Effect on Southwest.

                       (f) Except as disclosed in Section 5.12 of the Southwest Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any Southwest Company from any Southwest Company under any Southwest Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Southwest Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit, where such payment, increase, or acceleration is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Southwest.

                       (g) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any Southwest Company and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or
Section 302 of ERISA, have been fully reflected on the Southwest Financial Statements to the extent required by and in accordance with GAAP.

                 5.13 MATERIAL CONTRACTS. Except as disclosed in Section 5.13 of the Southwest Disclosure Memorandum, none of the Southwest Companies, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $100,000,
(ii) any Contract relating to the borrowing of money by any Southwest Company or the guarantee by any Southwest Company of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, and Federal Home Loan Bank advances of depository institution Subsidiaries, trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business), and (iii) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-KSB filed by Southwest with the SEC as of the date of this Agreement that has not been filed as an exhibit to Southwest's Form 10-KSB filed for the fiscal year ended December 31, 1994, or in another SEC Document and identified to FNB (together with all Contracts referred to in Sections 5.8 and 5.12(a) of this Agreement, the "Southwest Contracts"). With respect to each Southwest Contract and except as disclosed in Section 5.13 of the Southwest Disclosure Memorandum: (i) the Contract is in full force and effect;
(ii) no Southwest Company is in Default thereunder, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Southwest; (iii) no Southwest Company has repudiated or waived any material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of Southwest, in Default in any respect, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material

Adverse Effect on Southwest, or has repudiated or waived any material provision any material provision thereunder. Except for Federal Home
Loan Bank thereunder. Except for Federal Home Loan Bank advances, all of the indebtedness of any Southwest Company for money borrowed is prepayable at any time by such Southwest Company without penalty or premium.

                 5.14 LEGAL PROCEEDINGS. Except as disclosed in Section 5.14 of the Southwest Disclosure Memorandum, there is no Litigation instituted or pending, or, to the Knowledge of Southwest, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any Southwest Company, or against any Asset, employee benefit plan, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Southwest, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any Southwest Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Southwest.
Section 5.14 of the Southwest Disclosure Memorandum includes a summary report of all Litigation as of the date of this Agreement to which any Southwest Company is a party and which names a Southwest Company as a defendant or cross-defendant and where the estimated maximum exposure to be $100,000 or more.

                 5.15 REPORTS. Since January 1, 1992, or the date of organization if later, each Southwest Company has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with any Regulatory Authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Southwest). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                 5.16 STATEMENTS TRUE AND CORRECT. None of the information supplied or to be supplied by any Southwest Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by FNB with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any Southwest Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to Southwest's shareholders in connection with the Shareholders' Meeting, and any other documents to be filed by a Southwest Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of Southwest, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that any Southwest Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

                 5.17 ACCOUNTING, TAX AND REGULATORY MATTERS. No Southwest Company or any Affiliate thereof has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

                 5.18 STATE TAKEOVER LAWS. Each Southwest Company has taken all necessary action to exempt the transactions contemplated by this Agreement from any applicable "moratorium," "control share," "fair price," "business combination," or other anti-takeover laws and regulations of the State of Florida (collectively, "Takeover Laws").

                 5.19 CHARTER PROVISIONS. Each Southwest Company has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in any super-majority voting requirement or the grant of any rights to any Person under the Articles of Incorporation, Bylaws, or other governing instruments of any Southwest Company or restrict or impair the ability of FNB or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any Southwest Company that may be directly or indirectly acquired or controlled by it.

                 5.20  DERIVATIVES CONTRACTS.  Except as disclosed in Section
5.20 of the Southwest Disclosure Memorandum, neither Southwest nor any of its Subsidiaries is a party to or has agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial contract, or any other interest rate or foreign currency protection contract not included on its balance sheet which is a financial derivative contract (including various combinations thereof) (each a "Derivatives Contract"), except for those Derivatives Contracts set forth in Section 5.20 of the Southwest Disclosure Memorandum.


                                   ARTICLE 6
                     REPRESENTATIONS AND WARRANTIES OF FNB

                 FNB hereby represents and warrants to Southwest as follows:

                 6.1 ORGANIZATION, STANDING, AND POWER. FNB is a corporation duly organized, validly existing, and in good standing under the Laws of the Commonwealth of Pennsylvania, and has the corporate power and authority to carry on its business as now conducted and to own, lease, and operate its material Assets. FNB is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB.

                 6.2  AUTHORITY; NO BREACH BY AGREEMENT.

                       (a) FNB has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of FNB. This Agreement represents a legal, valid, and binding obligation of FNB, enforceable against FNB in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                       (b) Neither the execution and delivery of this Agreement by FNB, nor the consummation by FNB of the transactions contemplated hereby, nor compliance by FNB with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of FNB's Articles of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any FNB Company under, any Contract or Permit of any FNB Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB, or, (iii) subject to receipt of the requisite Consents referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any FNB Company or any of their respective material Assets.

                       (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the Nasdaq, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by FNB of the Merger and the other transactions contemplated in this Agreement.

                 6.3 CAPITAL STOCK. The authorized capital stock of FNB consists of 20,000,000 shares of FNB Common Stock, of which 8,611,814 shares were issued and outstanding as of December 31, 1995 and (ii) 20,000,000 shares of FNB Preferred Stock, of which 451,638 shares were issued and outstanding as of December 31, 1995. All of the issued and outstanding shares of FNB Capital Stock are, and all of the shares of FNB Common Stock to be issued in exchange for shares of Southwest Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the PBCL. None of the outstanding shares of FNB Capital Stock has been, and none of the shares of FNB Common Stock to be issued in exchange for shares of Southwest Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past shareholders of FNB.

                 6.4  SEC FILINGS; FINANCIAL STATEMENTS.

                       (a) FNB has filed and made available to Southwest all forms, reports, and documents required to be filed by FNB with the SEC since December 31, 1992, other than registration statements on Forms S-4 and S-8 (collectively, the "FNB SEC Reports"). The FNB SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such FNB SEC Reports or necessary in order to make the statements in such FNB SEC Reports, in light of the circumstances under which they were made, not misleading.

                       (b) Each of the FNB Financial Statements (including, in each case, any related notes) contained in the FNB SEC Reports, including any FNB SEC Reports filed after the date of this Agreement until the Effective Time, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), and fairly presented the consolidated financial position of FNB and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

                 6.5 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since September 30, 1995, except as disclosed in the FNB Financial Statements delivered prior to the date of this Agreement, (i) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB, and (ii) the FNB Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of FNB provided in Article 7 of this Agreement.

                 6.6  TAX MATTERS.

                       (a) All Tax Returns required to be filed by or on behalf of any of the FNB Companies have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1995, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on FNB, and all Tax Returns filed are complete and accurate in all material respects. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on FNB, except as reserved against in the FNB Financial Statements delivered prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

                       (b) Adequate provision for any Taxes due or to become due for any of the FNB Companies for the period or periods through and including the date of the respective FNB Financial Statements has been made and is reflected on such FNB Financial Statements.

                       (c) Deferred Taxes of the FNB Companies have been adequately provided for in the FNB Financial Statements.

                 6.7 COMPLIANCE WITH LAWS. FNB is duly registered as a bank holding company under the BHC Act. Each FNB Company has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB. No FNB Company:

                       (a) is in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB; and

                       (b) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any FNB Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB, or (iii) requiring any FNB Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management or the payment of dividends.

                 6.8 LEGAL PROCEEDINGS. There is no Litigation instituted or pending, or, to the Knowledge of FNB, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any FNB Company, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any FNB Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB.

                 6.9 REPORTS. Since January 1, 1992, or the date of organization if later, each FNB Company has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                 6.10 STATEMENTS TRUE AND CORRECT. None of the information supplied or to be supplied by any FNB Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by FNB with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any FNB Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to Southwest's shareholders in connection with the Shareholders' Meeting, and any other documents to be filed by any FNB Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of Southwest, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that any FNB Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

                 6.11 ACCOUNTING, TAX AND REGULATORY MATTERS. No FNB Company or any Affiliate thereof has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

                 6.12  ENVIRONMENTAL MATTERS.

                       (a)      To the Knowledge of FNB, except as disclosed in
Section 6.12 of the FNB Disclosure Memorandum, each FNB Company, its Participation Facilities, and its Loan Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB.

                       (b) Except as disclosed in Section 6.12 of the FNB Disclosure Memorandum, there is no Litigation pending, or, to the Knowledge of FNB, threatened before any court, governmental agency, or authority or other forum in which any FNB Company or any of its Loan Properties or Participation Facilities (or any FNB Company in respect of any such Loan Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving any of its Loan Properties or Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB.

                       (c)      To the Knowledge of FNB, except as disclosed in
Section 6.12 of the FNB Disclosure Memorandum, there is no reasonable basis for any Litigation of a type described above in subsection (b), except such as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB.

                       (d)      To the Knowledge of FNB, except as disclosed in
Section 6.12 of the FNB Disclosure Memorandum, there have been no releases of Hazardous Material in, on, under, or affecting any Participation Facility or Loan Property of a FNB Company, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB.

                 6.13 DERIVATIVES CONTRACTS. Neither FNB nor any of its Subsidiaries is a party to or has agreed to enter into a Derivatives Contract, except for those Derivatives Contracts set forth in Section 6.13 of the FNB Disclosure Memorandum.

                                  ARTICLE 7
                  CONDUCT OF BUSINESS PENDING CONSUMMATION

     7.1 AFFIRMATIVE COVENANTS OF SOUTHWEST. Unless the prior written consent of FNB shall have been obtained, and except as otherwise expressly contemplated herein, Southwest shall and shall cause each of its Subsidiaries to (i) operate its business only in the usual, regular, and ordinary course,
(ii) preserve intact its business organization and Assets and maintain its rights and franchises, (iii) use its reasonable efforts to maintain its current employee relationships, and (iv) take no action which would (a) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of Section 9.1(b) of this Agreement, or (b) adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

     7.2 NEGATIVE COVENANTS OF SOUTHWEST. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, Southwest covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of the chief executive officer, president, chief financial officer, or any executive vice president of FNB:

           (a) amend the Articles of Incorporation, Bylaws, or other governing instruments of any Southwest Company or, except as expressly contemplated by this Agreement; or

           (b) incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of a Southwest Company to another Southwest Company) in excess of an aggregate of $100,000
      (for the Southwest Companies on a consolidated basis) except in the ordinary course of the business of Southwest Subsidiaries consistent with past practices (which shall include, for Southwest
      Subsidiaries that are depository institutions, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any Asset of any Southwest Company of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in the Southwest Disclosure Memorandum); or

           (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any Southwest Company, or declare or pay any dividend or make any other distribution in respect of Southwest's capital stock; or

           (d) except for this Agreement, or pursuant to the Stock Option Agreement or pursuant to the exercise of stock options outstanding as of the date hereof and pursuant to the terms thereof in existence on the date hereof, or as disclosed in Section 7.2(d) of the Southwest Disclosure Memorandum, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of Southwest Common Stock or any other capital stock of any Southwest Company, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock; or

           (e) adjust, split, combine, or reclassify any capital stock of any Southwest Company or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Southwest Common Stock, or sell, lease, mortgage, or otherwise dispose of or otherwise encumber (x) any shares of capital stock of any Southwest Subsidiary (unless any such shares of stock are sold or otherwise transferred to another Southwest Company) or (y) any Asset other than in the ordinary course of business for reasonable and adequate consideration; or

           (f) except for purchases of United States Treasury securities or United States Government agency securities, which in either case have maturities of five years or less, purchase any securities or make any material investment, either by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly owned Southwest Subsidiary, or otherwise acquire direct or indirect control over any Person, other than in connection with (i)

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



      foreclosures in the ordinary course of business, (ii) acquisitions of control by a depository institution Subsidiary in its fiduciary capacity, or (iii) the creation of new wholly-owned Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement; or

           (g) grant any increase in compensation or benefits to the employees or officers of any Southwest Company, except in accordance with past practice disclosed in Section 7.2(g) of the Southwest Disclosure Memorandum or as required by Law; pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement or as otherwise disclosed in Section 7.2(g) of the Southwest Disclosure Memorandum; enter into or amend any severance agreements with officers of any Southwest Company; grant any material increase in fees or other increases in compensation or other benefits to directors of any Southwest Company except in accordance with past practice disclosed in Section 7.2(g) of the Southwest Disclosure Memorandum; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits; or

           (h) enter into or amend any employment Contract between any Southwest Company and any Person (unless such amendment is required by Law) that the Southwest Company does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

           (i) except as disclosed in Section 7.2(i) of the Southwest Disclosure Memorandum, adopt any new employee benefit plan of any Southwest Company or make any material change in or to any existing employee benefit plans of any Southwest Company other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan; or

           (j) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

           (k) except as disclosed in Section 7.2(k) of the Southwest Disclosure Memorandum, commence any Litigation other than in accordance with past practice or settle any Litigation involving any Liability of any Southwest

      Company for material money damages or restrictions upon the operations of any Southwest Company; or

           (l) except in the ordinary course of business, modify, amend, or terminate any material Contract or waive, release, compromise, or assign any material rights or claims; or

           (m) except for transactions in the ordinary course of business consistent with past practice, make any investment in excess of $100,000 either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity other than a wholly-owned Subsidiary thereof; or

           (n) sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets to any individual, corporation or other entity other than a direct or indirect wholly owned Subsidiary, or cancel, release or assign any indebtedness to any such Person or any claims held by any such Person, except in the ordinary course of business consistent with past practice or pursu-ant to contracts or agreements in force at the date of this Agreement; or

           (o) agree to, or make any commitment to, take any of the actions prohibited by this Section 7.2.

     7.3 COVENANTS OF FNB. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, FNB covenants and agrees that it shall (i) continue to conduct its business and the business of its Subsidiaries in a manner designed in its reasonable judgment, to enhance the long-term value of the FNB Common Stock and the business prospects of the FNB Companies, and (ii) take no action which would (a) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of Section 9.1(b) of this Agreement, or (b) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement; provided, that the foregoing shall not prevent any FNB Company from discontinuing or disposing of any of its Assets or business if such action is, in the judgment of FNB, desirable in the conduct of the business of FNB and its Subsidiaries. FNB further covenants and agrees that it will not, without the prior written consent of the Chairman and Chief Executive Officer of Southwest, which consent shall not be unreasonably withheld, amend the Articles of

Incorporation or Bylaws of FNB, in each case in any manner adverse to the holders of Southwest Common Stock.

     7.4 ADVERSE CHANGES IN CONDITION. Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

     7.5 REPORTS. Each Party and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with the SEC will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.

                                  ARTICLE 8
                            ADDITIONAL AGREEMENTS

     8.1  REGISTRATION STATEMENT; PROXY STATEMENT; SHAREHOLDER APPROVAL.
As soon as practicable after execution of this Agreement, FNB shall file the Registration Statement with the SEC, and shall use its reasonable efforts to cause the Registration Statement to become effective under the 1933 Act and take any action required to be taken under the applicable state blue sky or securities Laws in connection with the issuance of the shares of FNB Common Stock upon consummation of the Merger. Southwest shall furnish all information concerning it and the holders of its capital stock as FNB may reasonably request in connection with such action. Southwest shall call a Shareholders'
Meeting, to be held on a date that is determined by the Parties to be a mutually desirable date, which date shall be after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of this Agreement and such other related matters as it deems appropriate. In connection with the Shareholders' Meeting, (i) Southwest shall prepare and file with the SEC a Proxy Statement and mail such Proxy Statement to its shareholders, (ii) the Parties shall furnish to each other all information concerning them that they may reasonably request in connection with such Proxy Statement, (iii) the Board of Directors of Southwest shall recommend (subject to compliance with their fiduciary duties as advised by counsel) to its shareholders the approval of this Agreement, and (iv) the Board of Directors and officers of Southwest shall (subject to compliance with their fiduciary duties as advised by counsel) use their reasonable efforts to obtain such shareholders' approval.

     8.2 EXCHANGE LISTING. Southwest shall use its reasonable best efforts to list, prior to the record date for determining shareholders entitled to vote at the Shareholders' Meeting, for trading on the Nasdaq as national market securities, the shares of Southwest Common Stock.

     8.3 APPLICATIONS. FNB shall promptly prepare and file, and Southwest shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement.

     8.4 FILINGS WITH STATE OFFICES. Upon the terms and subject to the conditions of this Agreement, FNB shall execute and file the Florida Certificate of Merger with the Secretary of State of the State of Florida in connection with the Closing.

     8.5 AGREEMENT AS TO EFFORTS TO CONSUMMATE. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 9 of this Agreement; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

     8.6  INVESTIGATION AND CONFIDENTIALITY.

     (a) Prior to the Effective Time, each Party shall keep the other Party advised of all material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of the other Party.

     (b) In addition to the Parties' respective obligations under the Confidentiality Agreements, each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party.

     (c) Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant, or agreement of the other Party or which has had or is reasonably likely to have a Material Adverse Effect on the other Party.

     8.7 PRESS RELEASES. Prior to the Effective Time, Southwest and FNB shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section 8.7 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

     8.8 CERTAIN ACTIONS. Except with respect to this Agreement and the transactions contemplated hereby, no Southwest Company nor any Affiliate thereof nor any Representatives thereof retained by any Southwest Company shall directly or indirectly solicit any Acquisition Proposal by any Person. Except to the extent necessary to comply with the fiduciary duties of Southwest's Board of Directors as advised by Smith, Gambrell & Russell or other outside counsel reasonably acceptable to FNB, no Southwest Company or any Affiliate or Representative thereof shall furnish any non-public information that it is not legally obligated to furnish or negotiate with respect to, any Acquisition Proposal, but Southwest may communicate information about such an Acquisition Proposal to its shareholders if and to the extent that it is required to do so in order to comply with its legal obligations as advised by counsel. Southwest shall promptly notify FNB orally and in writing in the event that it receives any inquiry or proposal relating to any such transaction. Southwest shall
(i) immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and (ii) direct and use its reasonable efforts to cause of all its Representatives not to engage in any of the foregoing.

     8.9 ACCOUNTING AND TAX TREATMENT. Each of the Parties undertakes and agrees to use its reasonable efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify for treatment as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes. Southwest undertakes and agrees to use its reasonable efforts to cause the Merger, and to take no action that would cause the Merger not, to qualify for pooling-of-interests accounting treatment.

     8.10 STATE TAKEOVER LAWS. Each Southwest Company shall take all necessary steps to exempt the transactions contemplated by this Agreement from, or if necessary challenge the validity or applicability of, any applicable Takeover Laws.

     8.11 CHARTER PROVISIONS. Each Southwest Company shall take all necessary action to ensure that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated hereby do not and will not result in any super-majority voting requirements or the grant of any rights to any Person under the Articles of Incorporation, Bylaws, or other governing instruments of any Southwest

Company or restrict or impair the ability of FNB or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any Southwest Company that may be directly or indirectly acquired or controlled by it.

     8.12  AGREEMENT OF AFFILIATES.  Southwest has disclosed in Section
8.12 of the Southwest Disclosure Memorandum all Persons whom it reasonably believes are "affiliates" of Southwest for purposes of Rule 145 under the 1933 Act. Southwest shall use its reasonable efforts to cause each such Person to deliver to FNB not later than 30 days prior to the Effective Time, a written agreement, substantially in the form of Exhibit 2, providing that such Person will not sell, pledge, transfer, or otherwise dispose of the shares of Southwest Common Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the shares of FNB Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder and until such time as financial results covering at least 30 days of combined operations of FNB and Southwest have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies. Shares of FNB Common Stock issued to such affiliates of Southwest in exchange for shares of Southwest Common Stock shall not be transferable until such time as financial results covering at least 30 days of combined operations of FNB and Southwest have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies, regardless of whether each such affiliate has provided the written agreement referred to in this Section 8.12 (and FNB shall be entitled to place restrictive legends upon certificates for shares of FNB Common Stock issued to affiliates of Southwest pursuant to this Agreement to enforce the provisions of this Section 8.12). FNB shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of FNB Common Stock by such affiliates.

     8.13  EMPLOYEE BENEFITS AND CONTRACTS.  Following the Effective Time,
FNB shall provide generally to officers and employees of the Southwest Companies employee benefits under employee benefit plans (other than stock option or other plans involving the potential issuance of FNB Common
Stock), on terms and conditions which when taken as a whole are no less favorable than those currently provided by Southwest or those currently provided by the FNB Companies to their similarly situated officers and employees; provided, that, for a period of 12 months after the Effective
Time, FNB shall provide generally to
officers and employees of Southwest Companies severance benefits in accordance with the policies of Southwest as disclosed in Section 8.13 of the Southwest Disclosure Memorandum. For purposes of participation and vesting (but not benefit accrual under any employee benefit plans of FNB and its subsidiaries other than the Southwest Benefit Plans) under such employee benefit plans, the service of the employees of the Southwest Companies prior to the Effective Time shall be treated as service with a FNB Company participating in such employee benefit plans. FNB shall, and shall cause its Subsidiaries to, honor in accordance with their terms all employment, severance, consulting, and other compensation Contracts disclosed in
Section 8.13 of the Southwest Disclosure Memorandum between any Southwest Company and any current or former director, officer, or employee thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the Southwest Benefit Plans; provided, however, that all such Contracts shall have been amended prior to the signing of this Agreement to provide that the Merger and the other transactions contemplated by the Agreement shall not constitute a "change of control" or otherwise give rise to any rights of acceleration, payment or other special rights under any such Contracts.

     8.14  INDEMNIFICATION.

     (a) FNB shall indemnify, defend, and hold harmless the present and former directors, officers, employees, and agents of the Southwest Companies (each, an "Indemnified Party") against all Liabilities arising out of actions or omissions occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) to the full extent permitted under Florida Law and by Southwest's Articles of Incorporation and Bylaws as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any Litigation. Without limiting the foregoing, in any case in which approval by FNB is required to effectuate any indemnification, FNB shall direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between FNB and the Indemnified Party.

     (b) If FNB or any of its successors or assigns shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or shall transfer all or substantially all of its assets to any Person, then and in each case, proper provision shall be made so that the successors and assigns of FNB shall assume the obligations set forth in this Section 8.14.

     (c) The provisions of this Section 8.14 are intended to be for the benefit of and shall be enforceable by, each Indemnified Party, his or her heirs and representatives.

                                ARTICLE 9
             CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

     9.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 11.6 of this Agreement:

     (A) SHAREHOLDER APPROVAL. The shareholders of Southwest shall have approved this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law.

     (B) REGULATORY APPROVALS. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the Board of Directors of either Party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, such Party would not, in its reasonable judgment, have entered into this Agreement.

     (C) CONSENTS AND APPROVALS. Each Party shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 9.1(b) of this Agreement or listed in Section 9.1(c) of the Southwest Disclosure Memorandum) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Party.

     (D) LEGAL PROCEEDINGS. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any Law or Order (whether temporary, preliminary, or permanent) or taken any other action which prohibits, restricts, or makes illegal consummation of the transactions contemplated by this Agreement.

     (E) REGISTRATION STATEMENT. The Registration Statement shall be effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding, or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of FNB Common Stock issuable pursuant to the Merger shall have been received.

     (F) POOLING OF INTERESTS. Ernst & Young LLP, FNB's independent public accountants, shall have issued a letter dated as of the Effective Time, to Southwest and FNB, respectively, to the effect that the Merger shall be accounted for as a pooling-of-interests under GAAP.

     (G) TAX MATTERS. Each Party shall have received a written opinion or opinions from counsel and in a form reasonably satisfactory to such Parties (the "Tax Opinion"), to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and (ii) the exchange in the Merger of Southwest Common Stock for FNB Common Stock will not give rise to gain or loss to the shareholders of Southwest with respect to such exchange (except to the extent of any cash received). In rendering such Tax Opinion, such counsel shall be entitled to rely upon representations of officers of Southwest and FNB reasonably satisfactory in form and substance to such counsel.

     9.2 CONDITIONS TO OBLIGATIONS OF FNB. The obligations of FNB to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by FNB pursuant to Section 11.6(a) of this Agreement:

           (A) REPRESENTATIONS AND WARRANTIES.  For purposes of this
      Section 9.2(a), the accuracy of the representations and warranties of Southwest set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of Southwest set forth in Section 5.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimus in amount).

      The representations and warranties of Southwest set forth in Sections 5.17, 5.18, 5.19, and 5.20 of this Agreement shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of Southwest set forth in this Agreement (including the representations and warranties set forth in Sections 5.3, 5.17, 5.18, 5.19, and 5.20) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on Southwest; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to Immaterial" or "Material Adverse Effect" shall be deemed not to include such qualifications.

           (B) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the agreements and covenants of Southwest to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

           (C) CERTIFICATES. Southwest shall have delivered to FNB (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in
      Section 9.2(a) and 9.2(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by Southwest's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as FNB and its counsel shall request.

           (D) AFFILIATES AGREEMENTS. FNB shall have received from each affiliate of Southwest the affiliates letter referred to in Section
      8.12 of this Agreement, to the extent necessary to assure in the reasonable judgment of FNB that the transactions contemplated hereby will qualify for pooling-of-interests accounting treatment.

           (E) CUMULATIVE EARNINGS. As of the close of the most recent calendar quarter (or if the Effective Time shall occur within 20 days following the close of a calendar quarter, then as of the next preceding calendar quarter) cumulative earnings reported by Southwest since December 31, 1995 shall be greater than or equal to the amount calculated by multiplying (a) $500,000 by (b) the number of full calendar quarters which have passed since

      December 31, 1995 and for which earnings have been reported as of such date. As used in this Section "reported" means reported on Southwest's financial statements prepared in accordance with GAAP applied on a basis consistent with Southwest's financial statements for the years ended December 31, 1995 and 1994, as included in Southwest's reports to the Securities and Exchange Commission on Forms 10-K-SB or Southwest's annual reports to shareholders subject to any subsequent adjustments required to be reported whether or not such adjustments have, as yet, been reported with the following adjust-ments, if any, net of related income tax savings and costs, which were reflected in net income for the relevant period(s) added back into or deducted from net income for the applicable period: (i) investment banking expenses, outside legal and accounting fees, or other costs (including severance and extraordinary restructuring costs) and expenses associated with or resulting from the Merger,
      (ii) gains or losses on sales of assets outside of the ordinary course of business, (iii) any expense related to the exercise of options or the lapses of restrictions on restricted stock; and (iv) any other expenses which are incurred in connection with the transactions contemplated by this Agreement upon which FNB and Southwest shall mutually agree.

     9.3 CONDITIONS TO OBLIGATIONS OF SOUTHWEST. The obligations of Southwest to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Southwest pursuant to Section 11.6(b) of this Agreement:

           (A) REPRESENTATIONS AND WARRANTIES.  For purposes of this
      Section 9.3(a), the accuracy of the representations and warranties of FNB set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of FNB set forth in Section 6.3 of this Agreement shall be true and correct
      (except for inaccuracies which are de minimus in amount). The representations and warranties of FNB set forth in Section 6.11 of this Agreement shall be true and correct in all material respects.
      There shall not exist inaccuracies in the representations and warranties of FNB set forth in this Agreement (including the representations and warranties set forth in Sections 6.3 and 6.11 such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on FNB; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" shall be deemed not to include such qualifications.

           (B) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the agreements and covenants of FNB to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

           (C) CERTIFICATES. FNB shall have delivered to Southwest (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in
      Section 9.3(a) and 9.3(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by FNB's Board of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Southwest and its counsel shall request.

           (D) FAIRNESS OPINION. Southwest shall have received from The Robinson-Humphrey Company, Inc. a letter, dated not more than five business days prior to the date of the Proxy Statement, to the effect that, in the opinion of such firm, the Exchange Ratio is fair, from a financial point of view, to the holders of Southwest Common Stock.

                                 ARTICLE 10
                                 TERMINATION

     10.1 TERMINATION. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the shareholders of Southwest, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

           (a) By mutual consent of the Board of Directors of FNB and the Board of Directors of Southwest; or

           (b) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of Southwest and Section 9.3(a) in the case of FNB or in material breach of any covenant or other agreement contained in this Agreement) in the event of an inaccuracy of any representation or warranty of the other Party contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such inaccuracy and which inaccuracy would provide the terminating Party the ability to refuse to consummate the Merger under the applicable standard set forth in
      Section 9.2(a) of this Agreement in the case of Southwest and
      Section 9.3(a) of this Agreement in the case of FNB; or

           (c) By the Board of Directors of either Party in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach; or

           (d) By the Board of Directors of either Party in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) the shareholders of Southwest fail to vote their approval of this Agreement and the transactions contemplated hereby as required by the FBCA at the Shareholders' Meeting where the transactions were presented to such shareholders for approval and voted upon; or

           (e) By the Board of Directors of either Party in the event that the Merger shall not have been consummated by July 31, 1997, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(e); or

           (f) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of Southwest and Section 9.3(a) in the case of FNB or in material breach of any covenant or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 10.1(e) of this Agreement; or

           (g) By Southwest, if its Board of Directors determines by a vote of a majority of the members of its entire Board of Directors, at any time during the ten-day period commencing two days after the Determination Date, if the Designated Price on the Determination
      Date of shares of FNB Common Stock shall be less than $19.00; subject, however, to the following four sentences. If Southwest refuses to consummate the Merger pursuant to this Section 10.1(g), it shall give prompt written notice thereof to FNB; provided, that such notice of election to terminate may be withdrawn at any time within the aforementioned ten-day period. During the five-day period commencing with its receipt of such notice, FNB shall have the option, subject to Southwest's written agreement, to elect to increase the Exchange Ratio to equal the quotient obtained by dividing (1) the product of $19.00 and the Exchange Ratio (as then in effect) by (2) the Designated Price. If FNB makes an election contemplated by the preceding sentence, within such five-day period, it shall give prompt written notice to Southwest of such election and the revised Exchange Ratio, whereupon, provided that Southwest agrees to permit such an election by executing a written acceptance thereof, no termination shall occur pursuant to this
      Section 10.1(g) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this Section 10.1(g).

     10.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 10.1 of this Agreement, this Agreement shall become void and have no effect, except that (i) the provisions of this Section 10.2 and Article 11 and Section 8.6(b) of this Agreement shall survive any such termination and abandonment, and (ii) a termination pursuant to Sections 10.1(b), 10.1(c), or 10.1(f) of this Agreement shall not relieve the breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination; provided, further, that in the event of any termination of this Agreement following the occurrence of an Initial Triggering Event (as defined in the Stock Option Agreement), FNB shall be entitled to a cash payment from Southwest in an amount equal to $1 million upon the occurrence of any Subsequent Triggering Event (as defined in the Stock Option Agreement) within twelve months following the date of such termination (or such longer period as shall exist under the Stock Option Agreement until the occurrence of an Exercise Termination Date (as defined in the Stock Option Agreement)). In the event this Agreement is terminated as a result of FNB's failure to satisfy any of its representations, warranties or covenants set forth herein, FNB shall reimburse Southwest for its reasonable out-of-pocket expenses relating to the Merger in an amount not to exceed $250,000.

     10.3 NON-SURVIVAL OF REPRESENTATIONS AND COVENANTS. The respective representations and warranties of the Parties shall not survive the Effective Time. All agreements of the Parties to this Agreement which by their terms are to be performed following the Effective Time shall survive the Effec-tive Time until performed in accordance with their terms.


                                 ARTICLE 11
                                MISCELLANEOUS

     11.1  DEFINITIONS.

     (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

           "1933 ACT" shall mean the Securities Act of 1933, as amended.

           "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

           "ACQUISITION PROPOSAL" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or assets of, or other business combination involving such Party or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, such Party or any of its Subsidiaries.

           "AFFILIATE" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person;
      (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

           "AGREEMENT" shall mean this Agreement and Plan of Merger, including the Exhibits delivered pursuant hereto and incorporated herein by reference.

           "ASSETS" of a Person shall mean all of the assets, properties, businesses, and rights of such Person of every kind, nature, character, and description, whether real, personal, or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

           "BHC ACT" shall mean the Federal Bank Holding Company Act of 1956, as amended.

           "CONFIDENTIALITY AGREEMENTS" shall mean those certain
      Confidentiality Agreements, between Southwest and FNB entered into in connection with the discussions relating to the Merger.

           "CONSENT" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

           "CONTRACT" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets, or business.

           "DEFAULT" shall mean (i) any breach or violation of or default under any Contract, Order, or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order, or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order, or Permit, where, in any such event, such Default is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on a Party.

           "DERIVATIVES CONTRACT" shall have the meaning set forth in
      Section 5.20 hereof.

           "DESIGNATED PRICE" shall mean the average of the mid-point of the closing high bid and low asked prices of FNB Common Stock in the over-the-counter market, as reported by Nasdaq or such other trading system or exchange upon which the FNB Common Stock shall then be traded for the twenty consecutive full trading days in which such shares are traded ending at the close of trading on the Determination Date.

           "DETERMINATION DATE" shall mean the day prior to the date on which the Consent of the Board of Governors of the Federal Reserve System is received.

           "EFFECTIVE TIME" shall have the meaning set forth in Section 1.3 hereof.

           "ENVIRONMENTAL LAWS" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) and which are administered, interpreted, or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq., and other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

           "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

           "ERISA AFFILIATE" shall have the meaning set forth in Section 5.12(c) hereof.

           "EXCHANGE AGENT" shall have the meaning set forth in Section 4.1 hereof.

           "EXCHANGE RATIO" shall have the meaning set forth in Section 3.1(c) hereof.

           "EXHIBITS" 1 and 2 shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

           "FNB" shall have the meaning set forth in the first paragraph hereof.

           "FNB CAPITAL STOCK" shall mean, collectively, the FNB Common Stock, the FNB Preferred Stock, and any other class or series of capital stock of FNB.

           "FNB COMMON STOCK" shall mean the $2 par value common stock of FNB.

           "FNB COMPANIES" shall mean, collectively, FNB and all FNB
      Subsidiaries.

           "FNB DISCLOSURE MEMORANDUM" shall mean the written information entitled "FNB Corporation Disclosure Memorandum" delivered prior to the date of this Agreement to Southwest describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made.

           "FNB FINANCIAL STATEMENTS" shall mean (i) the consolidated statements of condition (including related notes and schedules, if any) of FNB as of September 30, 1995, and as of December 31, 1994 and 1993, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the six months ended September 30, 1995, and for each of the three years ended December 31, 1994, 1993, and 1992, as filed by FNB in SEC Documents, and (ii) the consolidated statements of condition of FNB (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to September 30, 1995.

           "FNB PREFERRED STOCK" shall mean the $10 par value preferred stock of FNB.

           "FNB SEC REPORTS" shall have the meaning set forth in Section 6.4(a) hereof.

           "FNB SUBSIDIARIES" shall mean the Subsidiaries of FNB, which shall include any corporation, bank, savings association, or other organization acquired as a Subsidiary of FNB in the future and owned by FNB at the Effective Time.

           "FBCA" shall mean the Florida Business Corporation Act.

           "FLORIDA CERTIFICATE OF MERGER" shall mean the Certificate of Merger to be executed by FNB and filed with the Secretary of State of the State of Florida relating to the Merger as contemplated by
      Section 1.1 of this Agreement.

           "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

           "HAZARDOUS MATERIAL" shall mean (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental
      Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of governmental authorities and any poly-chlorinated biphenyls).

           "INDEMNIFIED PARTY" shall have the meaning set forth in Section
      8.14 hereof.

           "HSR ACT" shall mean Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Anti-trust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

           "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

           "KNOWLEDGE" as used with respect to a Person (including references to such Person being aware of a particular matter) shall mean the personal knowledge of the chairman, president, chief financial officer, chief accounting officer, chief credit officer, general counsel, any assistant or deputy general counsel, or any senior or executive vice president of such Person and the knowledge of any such persons obtained or which would have been obtained from a reasonable investigation.

           "LAW" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities, or business, including those promulgated, interpreted, or enforced by any Regulatory Authority.

           "LIABILITY" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost, or expense (including costs of investigation, collection, and defense), claim, deficiency, guaranty, or endorsement of or by any Person
      (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

           "LIEN" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention, or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, and (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits, and other Liens incurred in the ordinary course of the banking business.

           "LITIGATION" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice (written or oral) by any Person alleging potential Liability or requesting information relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

           "LOAN PROPERTY" shall mean any property owned, leased, or operated by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security or other interest (including an interest in a fiduciary capacity), and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

           "MATERIAL" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

           "MATERIAL ADVERSE EFFECT" on a Party shall mean an event, change, or occurrence which, individually or together with any other event, change, or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of such Party and its Subsidiaries, taken as a whole, or (ii) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies, (c) actions and omissions of a Party (or any of its Subsidiaries) taken with the prior informed consent of the other
      Party in contemplation of the transactions contemplated hereby, (d) circumstances affecting regional bank holding companies generally, and
      (e) the Merger and compliance with the provisions of this Agreement on the operating performance of the Parties.

           "MERGER" shall have the meaning set forth in Section 1.1 hereof.

           "MERGER SUB" shall have the meaning set forth in the first paragraph hereof.

           "NASDAQ" shall mean the Nasdaq Stock Market.

           "NASD" shall mean the National Association of Securities
      Dealers, Inc.

           "NYSE" shall mean the New York Stock Exchange, Inc.

           "ORDER" shall mean any administrative decision or award, decree, injunction, judgment, order, quasijudicial decision or award, ruling, or writ of any federal, state, local, or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

           "PARTICIPATION FACILITY" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

           "PARTY" shall mean either Southwest or FNB, and "Parties" shall mean both Southwest and FNB.

           "PBCL" shall mean the Pennsylvania Business Corporation Law.

           "PERMIT" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business.

           "PERSON" shall mean a natural person or any legal, commercial, or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

           "PROXY STATEMENT" shall mean the proxy statement used by Southwest to solicit the approval of its shareholders of the transactions contemplated by this Agreement, which shall include the prospectus of FNB relating to the issuance of the FNB Common Stock to holders of Southwest Common Stock.

           "REGISTRATION STATEMENT" shall mean the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by FNB under the 1933 Act with respect to the shares of FNB Common Stock to be issued to the shareholders of Southwest in connection with the transactions contemplated by this Agreement.

           "REGULATORY AUTHORITIES" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, all state regulatory agencies having jurisdiction over the

      Parties and their respective Subsidiaries, the NASD, and the SEC.

           "REPRESENTATIVE" shall mean any investment banker, financial advisor, attorney, accountant, consultant or other representative of a Person.

           "RIGHTS" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Rights.

           "SEC" shall mean the Securities and Exchange Commission.

           "SEC DOCUMENTS" shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

           "SECURITIES LAWS" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

           "SHAREHOLDERS' MEETING" shall mean the meeting of the shareholders of Southwest to be held pursuant to Section 8.1 of this Agreement, including any adjournment or adjournments thereof.

           "SOUTHWEST" shall have the meaning set forth in the first paragraph hereof.

           "SOUTHWEST BENEFITS PLANS" shall have the meaning set forth in
      Section 5.12(a) hereof.

           "SOUTHWEST COMMON STOCK" shall mean the $0.10 par value common stock of Southwest.

           "SOUTHWEST COMPANIES" shall mean, collectively, Southwest and all Southwest Subsidiaries.

           "SOUTHWEST CONTRACT" shall have the meaning set forth in Section
      5.13.

           "SOUTHWEST DISCLOSURE MEMORANDUM" shall mean the written information entitled "Southwest Corporation Disclosure Memorandum" delivered prior to the date of this Agreement to FNB describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.

           "SOUTHWEST ERISA PLAN" shall have the meaning set forth in
      Section 5.12(a) hereof.

           "SOUTHWEST FINANCIAL STATEMENTS" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of Southwest as of September 30, 1995, and as of December 31, 1994 and 1993, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the six months ended September 30, 1995, and for each of the three fiscal years ended December 31, 1994, 1993, and 1992, as filed by Southwest in SEC Documents, and (ii) the consolidated balance sheets of Southwest (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to September 30, 1995.

           "SOUTHWEST PENSION PLAN" shall have the meaning set forth in
      Section 5.12(a) hereof.

           "SOUTHWEST STOCK PLANS" shall mean the existing stock option and other stock-based compensation plans and warrant instruments of Southwest set forth in Section 3.5 of the Southwest Disclosure Memorandum.

           "SOUTHWEST OPTIONS" shall have the meaning set forth in Section 3.5(a) hereof.

           "SOUTHWEST SEC REPORTS" shall have the meaning set forth in
      Section 5.5(a) hereof.

           "SOUTHWEST SUBSIDIARIES" shall mean the Subsidiaries of Southwest, which shall include the Southwest

      Subsidiaries described in Section 5.4 of this Agreement and any corporation, bank, savings association, or other organization acquired as a Subsidiary of Southwest in the future and owned by Southwest at the Effective Time.

           "STOCK OPTION AGREEMENT" shall have the meaning set forth in the Preamble hereof.

           "SUBSIDIARIES" shall mean all those corporations, banks, associations, or other entities of which the entity in question owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

           "SURVIVING CORPORATION" shall mean Southwest as the surviving corporation resulting from the Merger.

           "TAKEOVER LAWS" shall have the meaning set forth in Section 5.18 hereof.

           "TAX" OR "TAXES" shall mean all federal, state, local, and foreign taxes, charges, fees, levies, imposts, duties, or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by the United States or any state, local, foreign government or subdivision or agency thereof, including any interest, penalties or additions thereto.

           "TAX OPINION" shall have the meaning set forth in Section 9.1(g) hereof.

           "TAXABLE PERIOD" shall mean any period prescribed by any governmental authority, including the United States or any state, local, foreign government or subdivision or agency thereof for which a Tax Return is required to be filed or Tax is required to be paid.

           "TAX RETURN" shall mean any report, return, information return, or other information required to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.

           (b) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

     11.2  EXPENSES.

           (a) Except as otherwise provided in this Section 11.2, each of FNB and Southwest shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration, and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, except that each of FNB and Southwest shall bear and pay one-half of the printing costs incurred in connection with the printing of the Registration Statement and the Proxy Statement.

           (b) Nothing contained in this Section 11.2 shall constitute or shall be deemed to constitute liquidated damages for the willful breach by a Party of the terms of this Agreement or otherwise limit the rights of the nonbreaching Party.

     11.3 BROKERS AND FINDERS. Except for The Robinson-Humphrey Company, Inc. as to Southwest and except for McConnell, Budd & Downes, Inc. as to FNB, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby.
In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by Southwest or FNB, each of Southwest and FNB, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

     11.4 ENTIRE AGREEMENT. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral (except for the Confidentiality Agreements). Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as provided in Sections 8.14 of this Agreement.

     11.5 AMENDMENTS. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties, whether before or after shareholder approval of this Agreement has been obtained; provided, that after any such approval by the holders of Southwest Common Stock, there shall be made no amendment that reduces or modifies in any material respect the consideration to be received by holders of Southwest Common Stock without the further approval of such shareholders.

     11.6  WAIVERS.

           (a) Prior to or at the Effective Time, FNB, acting through its Board of Directors, chief executive officer, president or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Southwest, to waive or extend the time for the compliance or fulfillment by Southwest of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of FNB under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of FNB.

           (b) Prior to or at the Effective Time, Southwest, acting through its Board of Directors, chief executive officer, president or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by FNB, to waive or extend the time for the compliance or fulfillment by FNB of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Southwest under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Southwest.

           (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

     11.7 ASSIGNMENT. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective successors and assigns.

     11.8 NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:


               Southwest:        900 Goodlette Road
                                 North Naples, Florida  33940
                                 Telecopy Number:  813-435-7658

                                 Attention:  Chairman and Chief
                                             Executive Officer

               Copy to Counsel:  Smith, Gambrell & Russell
                                 3343 Peachtree Road, NE
                                 Suite 1800
                                 Atlanta, Georgia  30326
                                 Telecopy Number:  404-264-2658

                                 Attention:  Robert Schwartz

               FNB:              Hermitage Square

                                 Hermitage, PA  16148
                                 Telecopy Number:  412-983-3515

                                 Attention:  Chairman and Chief
                                             Executive Officer

               Copy to Counsel:  Wachtell, Lipton, Rosen & Katz
                                 51 West 52nd Street
                                 New York, New York  10019
                                 Telecopy Number:  (212) 403-2000

                                 Attention:  Craig M. Wasserman


     11.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Laws of the Commonwealth of Pennsylvania, without regard to any applicable conflicts of Laws, except to the extent that the Laws of the State of Florida relate to the consummation of the Merger.

     11.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     11.11 CAPTIONS. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

     11.12 INTERPRETATIONS. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No Party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto.

     11.13 ENFORCEMENT OF AGREEMENT. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     11.14 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto as of the day and year first above written.


                                        F.N.B. CORPORATION



                                        By: /s/ Peter Mortensen
                                           --------------------------
                                        Name:   Peter Mortensen
                                        Title:  Chairman of the Board
                                                  and President


                                        SOUTHWEST BANKS, INC.



                                        By: /s/ Gary L. Tice
                                           --------------------------
                                        Name:   Gary L. Tice
                                        Title:  Chairman of the Board,
                                                  President, and Chief
                                                  Executive Officer



                                        LAMBDA CORPORATION



                                        By: /s/ Peter Mortensen
                                           --------------------------
                                        Name:   Peter Mortensen
                                        Title:  President

                                                                     EXHIBIT 2




                  FORM OF AFFILIATE LETTER ADDRESSED TO FNB


FNB Corporation



Ladies and Gentlemen:

     I have been advised that as of the date hereof I may be deemed to be an "affiliate" of Southwest Banks, Inc., a Florida corporation ("Southwest"), as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 ("Rule 145") of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and/or (ii) used in and for purposes of Accounting Series, Releases 130 and 135, as amended, of the Commis sion. I have been further advised that pursuant to the terms of the Agreement and Plan of Merger dated as of February 2, 1996 (the "Merger Agreement"), by and between F.N.B. Corporation, a Pennsylvania corporation ("FNB"), Lambda Corporation, a Florida corporation and whollyowned subsidiary of FNB ("Lambda") and Southwest, Lambda will be merged with and into Southwest in a reverse triangular merger (the "Merger"), and that as a result of the Merger, I may receive shares of FNB Common Stock (as defined in the Merger Agreement), in exchange for shares of Southwest Common Stock (as defined in the Merger Agreement) owned by me.

     I represent, warrant and covenant to FNB that in the event I receive any FNB Common Stock as a result of the Merger:

           1. I shall not make any sale, transfer or other disposition of the FNB Common Stock in violation of the Act or the Rules and Regulations.

           2. I have carefully read this letter and the Agreement and discussed its requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of FNB Common Stock to the extent I believed necessary, with my counsel or counsel for Southwest.

           3. I have been advised that the issuance of FNB Common Stock to me pursuant to the Merger has been registered with the Commission under the Act on a Registration Statement on Form
      S-4.  However, I have also
      been advised that, since at the time the Merger was submitted for a vote of the stockholders of FNB, I may be deemed to have been an affiliate of Southwest and the distri bution by me of the FNB Common Stock has not been registered under the Act, and that I may not sell, transfer or otherwise dispose of FNB Common Stock issued to me in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to FNB, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

           4. I understand that FNB is under no obligation to register the sale, transfer or other disposition of the FNB Common Stock by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

           5. I also understand that stop transfer instructions will be given to FNB's transfer agents with respect to the FNB Common Stock and that there will be placed on the certificates for the FNB Common Stock issued to me, or any substitutions therefor, a legend stating in substance:

                 The securities represented by this
            certificate have been issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies and may only be sold or otherwise transferred in compliance with the requirements of Rule 145 or pursuant to a registration statement under said act or an exemption from such registration.

           6. I also understand that unless the transfer by me of my FNB Common Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, FNB reserves the right to put the following legend on the certificates issued to my transferee:

                 The shares represented by this
            certificate have not been registered under the Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 promulgated under the Securities
            Act of 1933 applies. The shares have been acquired by the holder not with a view to, or for re sale in connection with, any distribution thereof within the meaning of Securities Act of 1933 and may not be sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933.

     It is understood and agreed that the legends set forth in paragraphs 5 and 6 above shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to FNB a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to FNB, to the effect that such legend is not required for purposes of the Act.

     I further represent to and covenant with FNB that from the date that is 30 days prior to the Effective Time (as defined in the Merger Agreement) I will not sell, transfer or otherwise dispose of shares of Southwest Common Stock held by me and that I will not sell, transfer or otherwise dispose of any shares of FNB Common Stock received by me in the Merger or other shares of FNB Capital Stock (as defined in the Merger Agreement) until after such time as results covering at least 30 days of combined operations of FNB and Southwest have been published by FNB, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10K, 10Q, or 8K, or any other public filing or announcement which includes the results of at least 30 days of combined operations; provided, however, that this paragraph shall not prevent me from selling, transferring or disposing of such number of shares of Southwest Common Stock or FNB Capital Stock as will not, in the reasonable judgment of accountants to FNB, interfere with or prevent the Merger being accounted for as a "pooling of interests", taking into account the nature, extent and timing of such sale, transfer or disposition and of similar sales, transfers or dispositions by all other affiliates of Southwest and all affiliates of FNB.

     I understand that pursuant to the Merger Agreement, no certificate for FNB Common Stock shall be delivered to me in exchange for certificates representing Southwest Common Stock until I have executed and delivered this agreement.

                                         Very truly yours,




                                         By:
                                         ----------------------------
                                         Name:


Accepted this______day of
                 , 1996, by


F.N.B. Corporation


By
----------------------------
Name:
Title: